EXHIBIT 5.1

Waller Lansden Dortch & Davis, LLP

Nashville City Center
511 Union Street, Suite 2700	1901 Sixth Avenue North, Suite 1400
Nashville, Tennessee 37219-8966	Birmingham, Alabama 35203-2623
(615) 244-6380 Fax: (615) 244-6804 www.wallerlaw.com	(205) 214-6380 333 South Grand Avenue, Suite 1800 Los Angeles, California 90071
(213) 362-3680
May 13, 2009
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
               Re:       LifePoint Hospitals, Inc.
Ladies and Gentlemen:
     We have acted as counsel to LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Act”), relating to the registration of an aggregate of 19,225,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), for issuance by the Company pursuant to the Company’s Amended and Restated 1998 Long-Term Incentive Plan, the Company’s Employee Stock Purchase Plan, the Company’s Amended and Restated Management Stock Purchase Plan, the Company’s Outside Directors Stock and Incentive Compensation Plan and the Company’s Retirement Plan (collectively, the “Plans”) as set forth in the Registration Statement.
     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based upon the foregoing, we are of the opinion that the Shares, to the extent actually issued in the manner and on the terms described in each corresponding Plan, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Waller Lansden Dortch & Davis, LLP